INVESTMENT SUB-ADVISORY AGREEMENT

AGREEMENT made as of the 27th day of March, 2013, by and among ___________, (the “Sub-Advisor”), and Aurora Investment Management L.L.C., a Delaware limited liability company located at 300 North LaSalle Street, 52nd Floor, Chicago, Illinois 60654 (the “Advisor”).

WHEREAS, Trust for Professional Managers, a Delaware statutory trust located at 615 E. Michigan Street, Milwaukee WI 53202 (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Aurora Horizons Fund (the “Fund”) is a separate series of the Trust having assets and liabilities separate from the other series of the Trust; and

WHEREAS, the Advisor and the Sub-Advisor are each engaged in the business of rendering investment advice; and

WHEREAS, the Advisor and the Sub-Advisor are each registered as investment advisers under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Trust, on behalf of the Fund, has retained the Advisor to render investment management services to the Fund pursuant to an Investment Advisory Agreement dated as of March 27, 2013 (the “Investment Advisory Agreement”); and

WHEREAS, the Investment Advisory Agreement allows the Advisor to delegate certain of its responsibilities under the Investment Advisory Agreement to others; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to provide a continuous investment program for a portion of the Fund’s assets and the Sub-Advisor is willing to do so pursuant to this Investment Sub-Advisory Agreement (the “Agreement”); and

WHEREAS, the Advisor has the authority to determine, subject to the oversight of the Board of Trustees of the Trust (the “Board”), the amount of the Fund’s assets to be advised by the Sub-Advisor.

NOW, THEREFORE, WITNESSETH: That it is agreed among the parties hereto as follows:

1.   APPOINTMENT OF SUB-ADVISOR.

(a)    Appointment and Acceptance.  The Sub-Advisor is hereby appointed and the Sub-Advisor hereby accepts the appointment, on the terms herein set forth and for the compensation herein provided, to act as investment adviser to that portion of the Fund’s portfolio designated by the Advisor (those assets being referred to as the “Sub-Advisor Account”).  In performing its obligations under this Agreement, the Sub-Advisor may not delegate performance of its investment advisory services to any other person or entity, including any one or more of its affiliates.

(b)    Independent Contractor.  The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized herein or in a separate writing executed by the Advisor, have no authority to act for or be deemed an agent of the Fund.

(c)    Representations, Warranties and Covenants of the Sub-Advisor.  The Sub-Advisor represents, warrants, covenants and agrees that:

(i) it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(ii) it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Sub-Advisor enforceable against the Sub-Advisor in accordance with its terms;

(iii) the execution, delivery and performance of this Agreement by the Sub-Advisor does not contravene or constitute a default under its governing documents or any agreement, order, decree or other instrument binding upon it;

(iv) it is registered and will maintain its registration as an investment adviser under the Advisers Act;

(v) it shall promptly notify the Advisor of the occurrence of any event that would disqualify the Sub-Advisor from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

(vi) it is either (A) exempt from registration with the Commodity Futures Trading Commission (“CFTC”) or (B) registered with the CFTC in all capacities, if any, in which it is required to be registered under the Commodity Exchange Act (“CEA”) and the CFTC’s regulations to be so registered and is registered with the National Futures Association (“NFA”) if required to be a member thereof;

(vii) it shall comply with such other requirements of the CEA and CFTC regulations (if any) that apply to Sub-Advisor with regard to the Fund;

(viii) it shall reasonably assist the Advisor in fulfilling any disclosure or reporting requirements applicable to the Fund under the CEA and/or CFTC regulations;

(ix) it delivered to the Advisor and the Trust a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (“SEC”) and shall promptly furnish the Advisor and the Trust all amendments or supplements to its Form ADV;

(x) it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Advisor and the Trust with a copy of such code of ethics upon the execution of this Agreement.  On at least an annual basis, the Sub-Advisor will comply with the reporting requirements of Rule 17j-1, which may include:  (A) certifying to the Advisor that, to the best of its knowledge, the Sub-Advisor and its access persons have complied with the Sub-Advisor’s code of ethics with respect to the Sub-Advisor Account since the date of the last such certification, and (B) identifying any material violations of the Sub-Advisor’s code of ethics which have occurred with respect to the Sub-Advisor Account since the date of the last such certification and what action was taken by the Sub-Advisor in response to such violation;

(xi) upon reasonable prior notice from and the reasonable request of the Advisor, the Sub-Advisor shall permit the Advisor, its employees and its agents to examine the reports required to be made by the Sub-Advisor pursuant to Rule 17j-1(c)(1) and all other records relevant to the Sub-Advisor’s code of ethics;

(xii) it is not currently the subject of, and has not been the subject of during the last (3) years, any enforcement action by the SEC or other securities, commodities or other financial regulatory authority;

(xiii) it shall promptly notify the Advisor in the event that the Sub-Advisor or any of its affiliates becomes aware that the Sub-Advisor:  (A) is the subject of an administrative proceeding or enforcement action by the SEC or other securities, commodities or other financial regulatory authority; or (B) is served or otherwise receives notice of any material action, suit, proceeding or investigation, at law or in equity, before or by any court, public board or body, or governmental authority, involving the Sub-Advisor Account or the Sub-Advisor;

(xiv) it maintains errors and omissions or professional liability insurance coverage in an appropriate scope and amount and shall upon request provide to Advisor any information it may reasonably require concerning the amount of or scope of such insurance;

(xv) it is not a party to any agreement, arrangement, or understanding such as a non-compete (other than pursuant to Section 10 of this Agreement) that would restrict, limit, or otherwise interfere with the ability of the Trust, the Advisor or any of their respective affiliates to employ or engage the Sub-Advisor or its key investment professionals, now or in the future, to manage the Sub-Advisor Account or any other assets managed by Advisor or any of its affiliates;

(xvi) it has adopted and implemented written policies and procedures, as required by Rule 206(4)-7 under the Advisers Act, which are reasonably designed to prevent violations of federal securities laws by the Sub-Advisor and its supervised persons (“Compliance Procedures”).  Upon reasonable notice to and reasonable request, the Sub-Advisor shall provide the Advisor with access to the records relating to such policies and procedures as they relate to the Sub-Advisor Account.  The Sub-Advisor will also provide, at the reasonable request of the Advisor, periodic certifications, in a form reasonably acceptable to the Advisor, attesting that it has maintained and implemented such Compliance Procedures as required by Rule 206(4)-7 under the Advisers Act; and

(xvii) it acknowledges receipt of the Fund’s prospectus and statement of additional information contained in the Trust’s registration statement dated March 27, 2013 (collectively, the “Prospectus”).

(d)           Representations, Warranties and Covenants of Advisor.  The Advisor represents, warrants, covenants and agrees that:

(i) it has been appointed by the Board to serve as the investment adviser to the Fund;

(ii) it has all requisite power and authority to enter into and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(iii) it has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms;

(iv) the execution, delivery and performance of this Agreement by the Advisor to this Agreement does not contravene or constitute a default under its governing documents or any agreement, order, decree or other instrument binding upon it;

(v) the Advisor is registered and will maintain its registration as an investment adviser registered under the Advisers Act;

(vi) it has the authority under the Investment Advisory Agreement to appoint the Sub-Advisor to act as investment adviser to the Sub-Advisor Account on the terms herein set forth, subject to the approval by the Board;

(vii) this Agreement has been duly authorized and approved by the Board;

(viii) it will promptly notify the Sub-Advisor of the occurrence of any event that would disqualify the Advisor from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or other applicable law, rule or regulation;

(ix) it is registered with the CFTC in all capacities in which it is required to be registered under the CEA and the CFTC’s regulations to be so registered and is registered with the NFA if required to be a member thereof;

(x) it currently intends to claim the exclusion under Rule 4.5 of the CEA with respect to the Fund’s trading in commodity interests and will promptly notify the Sub-Advisor in the event that this intent changes or the Advisor becomes aware that the Fund no longer qualifies for such exclusion;

(xi) it acknowledges receipt of a copy of the Sub-Advisor’s Form ADV;

(xii) it has provided and will provide the Sub-Advisor with the Fund’s Prospectus and instructions, policies and directions of the Trustees pertaining to the Advisor and the Fund, as currently in effect and as in effect from time to time.  The Advisor shall promptly furnish or cause to be furnished to the Sub-Advisor copies of (A) all material amendments or supplements to the foregoing documents as well as such other information as is reasonably necessary for the Sub-Advisor to carry out its obligations under this Agreement and (B) any financial statement or report prepared with respect to the Fund and filed with the SEC promptly following the filing thereof with the SEC;

(xiii) it has provided the Sub-Advisor the Trust’s and Advisor’s application for an order under Section 6(c) of the 1940 Act for an exemption from Section 15(a) of the 1940 Act and Rule 18f-2 thereunder and from certain disclosure requirements under various rules and forms (the “Relief”).  To the extent the Relief is approved or denied by the SEC or withdrawn by the Advisor, the Advisor will promptly provide notice of such action to the Sub-Advisor.

2.   PROVISION OF INVESTMENT SUB-ADVISORY SERVICES.

Within the framework of the fundamental policies, investment objectives, and investment restrictions of the Fund, and subject to the supervision of the Advisor and oversight of the Board, the Sub-Advisor shall have the sole and exclusive responsibility for the making of all investment decisions for the Sub-Advisor Account, including the purchase, retention, disposition, borrowing and exchange of securities and other investments, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Prospectus and in accordance with this Agreement.  The Sub-Advisor shall also determine what portion of the Sub-Advisor Account’s assets will be invested or held uninvested as cash (or in cash equivalents selected by the Sub-Advisor).  The Advisor has the right at any time, upon notice to the Sub-Advisor, to reallocate a portion of the Fund’s assets allocated to the Sub-Advisor Account pursuant to this Agreement if the Advisor deems such reallocation appropriate.

(a)   In providing its services under this Agreement, the Sub-Advisor shall be subject to and comply with this Agreement, the 1940 Act, the regulations and any other requirement of state or federal laws including the rules, regulations and policy statements approved or issued by the SEC thereunder and all applicable securities laws in the jurisdiction where the Sub-Advisor is located or in which the Sub-Advisor Account invests, as amended from time to time (collectively, “Relevant Law”).  The Sub-Advisor shall promptly notify the Advisor if it becomes aware that it is unable to comply in any material respect with any of the foregoing.

(b)   In providing its services under this Agreement, the Sub-Advisor shall be subject to and comply with:

(i) the Investment Guidelines (as defined in Section 4) of the Sub-Advisor Account furnished pursuant to Section 4;

(ii) the investment restrictions, objectives, strategies and policies set forth in the Prospectus;

(iii) the supervision of the Board; and

(iv) such specific instructions as the Board or the Advisor may adopt and communicate to the Sub-Advisor.

The Sub-Advisor shall promptly notify the Advisor if it becomes aware that it is unable to comply with any of the foregoing.

(c)   For the purpose of complying with Rule 10f-3(a)(6)(ii), Rule 12d3-1(c)(3)(ii) and Rule 17a-10(a)(2) under the 1940 Act, the Sub-Advisor hereby agrees that: (i) with respect to transactions in securities or other assets for the Fund, it will not consult with any other sub-advisor to the Fund, or with any sub-advisor that is principal underwriter for the Fund or an affiliated person of such principal underwriter; (ii) with respect to transactions in securities or other assets for the Fund, it will not consult with any sub-advisor to a separate series of the Trust for which the Advisor serves as investment advisor, or with any sub-advisor the Fund that is a principal underwriter to the Fund or an affiliated person of such principal underwriter; and (iii) its responsibility in providing investment advisory services to the Fund shall be limited solely to the Sub-Advisor Account.

(d)   The Sub-Advisor shall monitor its compliance with the Investment Guidelines and the Prospectus on an ongoing basis and shall report to Advisor promptly any transactions or holdings that are in non-compliance with the Investment Guidelines or the Prospectus, regardless of whether the non-compliance was caused by the Sub-Advisor.  The Sub-Advisor shall have the sole obligation to correct any non-compliance with the Investment Guidelines or Prospectus.  The Sub-Advisor shall reimburse the Advisor, the Fund or the Sub-Advisor Account for any and all actual losses, costs or damages resulting from transactions or holdings which are in non-compliance with the Investment Guidelines or Prospectus for any reason which is within the control of the Sub-Advisor, subject to Sections 8(d) and 8(e).

(e)   If for any reason which is beyond the control of the Sub-Advisor, including market movements, contributions to or withdrawals from the Sub-Advisor Account or a change in the nature of any investment (whether through change in business activity or credit rating), the Sub-Advisor Account ceases to comply with the Investment Guidelines or the Prospectus, then the Sub-Advisor shall use commercially reasonable efforts to promptly remedy the non-compliance.

(f)   The Sub-Advisor must use commercially reasonable efforts to satisfy any instruction relating to the assets allocated to the Sub-Advisor Account promptly.  The Advisor acknowledges that (i) the liquidation of portfolio positions is subject to market settlement systems and (ii) there can be no guarantee that the Sub-Advisor or the Fund will be able to liquidate within any given period that portion of the Fund’s assets allocated to the Sub-Advisor Account that may be invested in assets that are not considered to be “liquid” as defined in the Investment Guidelines (“Illiquid Assets”).

(g)   The Sub-Advisor will:

(i) advise the Advisor in connection with investment policy decisions to be made by it regarding the Sub-Advisor Account;

(ii) furnish the Fund’s custodian (“Custodian”) with a daily trade file containing an itemized record of all investment orders placed by the Sub-Advisor with brokers and dealers for the Sub-Advisor Account, including all details set forth in Rule 31a-1 under the 1940 Act.  The Custodian should receive this data by the close of business each day, but no later than 11:00 a.m. Eastern time the following business day.  For purposes of the foregoing sentence, (A) communication via electronic means will be acceptable as agreed to in writing from time to time by the Advisor or the Custodian and (B) the Advisor confirms that a daily trade file in substantially the form attached hereto as Exhibit I will be acceptable;

(iii) submit such reports and information as the Advisor or the Fund may reasonably request to assist the Custodian, administrator or fund accounting agent in its or their determination of the market value of securities held in the Fund.  Such assistance includes (but is not limited to):  (a) designating and providing access to one or more employees of the Sub-Advisor who are knowledgeable about the security/issuer, its financial condition, trading and/or other relevant factors for valuation, which employees shall be available for consultation, upon reasonable advance notice, whenever the Trust’s Valuation Committee convenes; (b) assisting the Advisor or the Custodian in obtaining bids and offers or quotes from brokers/dealers or market-makers with respect to securities held by the Sub-Advisor Account, upon the reasonable request of the Advisor or the Custodian; (c) upon the request of the Advisor or the Custodian, confirming pricing and providing recommendations for fair valuations; and (d) maintaining adequate records and written backup information with respect to the securities valuation assistance provided hereunder, and providing such information to the Advisor or Trust upon request, with such records being deemed Trust records.  The parties acknowledge that the Sub-Advisor and the Custodian or recordkeeping agent of the Fund may use different pricing vendors, which may result in valuation discrepancies;

(iv) place orders for purchases, sales and exchanges of portfolio investments for the Sub-Advisor Account;

(v) give instructions to the Custodian concerning the delivery of securities and transfer of cash for the Sub-Advisor Account;

(vi) maintain records relating to its portfolio transactions and the placement and allocation of brokerage orders with respect to the Sub-Advisor Account as are required to be maintained by the Trust in accordance with applicable laws and regulations, including but not limited to the 1940 Act.  The Sub-Advisor shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-Advisor pursuant to this Agreement required to be prepared and maintained by the Sub-Advisor or the Trust pursuant to applicable law.  To the extent required by law, the books and records pertaining to the Sub-Advisor Account, which are in possession of the Sub-Advisor, shall be the property of the Trust.  The Advisor or its representatives, shall have access to such books and records at all times during the Sub-Advisor’s normal business hours upon reasonable advance notice.  Upon the reasonable request of the Advisor, copies of any such books and records shall be provided promptly by the Sub-Advisor to the Advisor or its representatives;

(vii) reasonably cooperate with the Fund’s independent public accountants and take reasonable action to make all necessary information available to the accountants for the performance of the accountants’ duties;

(viii) provide reasonable assistance as needed in the preparation of (but not prepare or pay for) all periodic reports by the Fund to its shareholders and all reports and filings required to maintain the registration and qualification of the Fund shares, or to meet other regulatory or tax requirements applicable to the Fund, under federal and state securities and tax laws;

(ix) use commercially reasonable efforts to prepare and cause to be filed in a timely manner Form 13F and Schedule 13D or 13G, if required, with respect to securities held in the Sub-Advisor Account;

(x) furnish to the Board such information as may reasonably be necessary in order for such Trustees to evaluate this Agreement or any proposed amendments hereto for the purpose of casting a vote pursuant to Section 9 hereof;

(xi) notify the Advisor and the Trust (A) if its chief executive officer or the portfolio manager named in the registration statement for the Fund changes and (B) of any actual change in control or management of the Sub-Advisor within the meaning of Rules 2a-6 and 202(a)(1)-1 under the 1940 Act and Advisers Act, respectively, in each case concurrently with notifying other clients of the Sub-Advisor and/or its affiliated persons thereof;

(xii) upon the reasonable request of the Advisor, will report to the Advisor prior to each meeting of the Board, all material changes in the Sub-Advisor Account since the prior report, and will also keep the Advisor informed of material developments affecting the Sub-Advisor Account and the Sub-Advisor, and  will furnish the Board from time to time with such information as the Sub-Advisor may believe appropriate for this purpose.

(xiii) provide reasonable assistance to the Trust, with respect to the Sub-Advisor’s management of the Sub-Advisor Account, in connection with (a) the Trust’s compliance with the Sarbanes-Oxley Act and the rules and regulations promulgated by the SEC thereunder and (b) Rule 38a-1 of the 1940 Act.  With respect to compliance with Rule 38a-1 of the 1940 Act, such assistance shall include, but not be limited to, (i) certifying periodically, upon the reasonable request of the Trust, that with respect to the Sub-Advisor Account and the Sub-Advisor’s provision of portfolio management services hereunder, it has adopted and implemented, maintains in effect and is in compliance with written policies and procedures reasonably designed to prevent violation of all applicable Federal Securities Laws (as defined in Rule 38a-1(e)(1) under the 1940 Act) by the Sub-Advisor and its supervised persons and has maintained and implemented such policies and procedures as required by Rule 38a-1 under the 1940 Act, and Rule 206(4)-7 under the Advisers Act; (ii)  reasonably facilitating and cooperating with third-party audits arranged by the Trust to evaluate the effectiveness of its compliance controls; (iii) providing the Trust’s chief compliance officer with direct access to its compliance personnel; (iv) upon reasonable request, providing the Trust’s chief compliance officer with periodic reports; (v) promptly providing special reports to the Trust’s chief compliance officer upon reasonable request; and (vi) promptly providing notice of any material violations of the Sub-Advisor’s compliance program with respect to the Sub-Advisor Account and the Sub-Advisor’s provision of portfolio management services hereunder;

(xiv) attend regular business and investment related meetings with the Board and the Advisor, as requested by the Trust, the Advisor, or both; and

(xv) within the time period agreed upon between the Advisor and Sub-Advisor following a calendar quarter end, the Sub-Advisor’s chief compliance officer shall complete and deliver a compliance questionnaire to Advisor, certifying that no material breaches of policy or procedures have occurred in relation to the Sub-Advisor Account.

(h)   The Sub-Advisor is hereby authorized to prepare and file all documentation in connection with its management of the Sub-Advisor Account, including, without limitation, proofs of claim, evidence of indebtedness, related bankruptcy and insolvency filings and other similar filings on behalf of the Trust.

3.   PROXY VOTING AND LEGAL PROCEEDINGS.

Absent specific instructions to the contrary provided to it by the Advisor, and subject to its receipt of all necessary voting materials, vote all proxies with respect to investments of the Sub-Advisor Account in accordance with the Sub-Advisor’s proxy voting policy as most recently provided to the Advisor.  The Sub-Advisor shall use its good faith judgment in a manner which it reasonably believes best serves the interests of the Fund’s shareholders to vote or abstain from voting all proxies solicited by or with respect to the issuers of securities in the Sub-Advisor Account.  The Sub-Advisor’s obligations in the previous sentence are contingent upon its timely receipt of such proxy solicitation materials, which the Advisor shall cause to be promptly forwarded to the Sub-Advisor.  The Sub-Advisor further agrees that it will provide the Board, as the Board may reasonably request, with a written report of the proxies voted during the most recent 12-month period or such other period as the Board may designate, in a format that shall comply with the 1940 Act.  Upon reasonable request, the Sub-Advisor shall provide the Advisor with all proxy voting records relating to the Sub-Advisor Account, including but not limited to those required by Form N-PX.  Upon request of the Advisor, the Sub-Advisor will also provide an annual certification, in a form reasonably acceptable to the Advisor, attesting to the material accuracy and completeness of such proxy voting records.

4.   INVESTMENT OBJECTIVES, POLICIES AND RESTRICTIONS.

The Advisor shall provide the Sub-Advisor with (a) a statement of the investment objectives and policies of the Sub-Advisor Account and any specific investment restrictions applicable thereto, as amended from time to time (the “Investment Guidelines”), and (b) the Prospectus.  The Advisor retains the right, on written notice to the Sub-Advisor from the Advisor, to modify the Investment Guidelines in any manner at any time and the Sub-Advisor shall comply with the amended Investment Guidelines in accordance with the timelines established for such change, which such timelines shall be reasonable.  The Investment Guidelines, as amended from time to time, are hereby incorporated into this Agreement.  The Advisor acknowledges that if the Sub-Advisor is required to liquidate portfolio positions to comply with the amended Investment Guidelines, such liquidations may occur at time(s) other than when the Sub-Advisor would otherwise have recommended liquidating such portfolio positions, and therefore such liquidations may result in trading losses.

5.   ALLOCATION OF EXPENSES.

Except as otherwise set forth in this Section 5, each party to this Agreement shall bear the costs and expenses of performing its obligations hereunder.  The Advisor specifically agrees that the Fund shall assume and bear the costs and expenses of:

(a)  brokerage, commissions, spreads, fees and other expenses connected with the acquisition, holding and disposition of portfolio investments;

(b)  custodian fees and expenses;

(c)  all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Fund to federal, state or other government agencies;

(d)  interest payable on any margin loans and other Fund borrowings; and

(e)  dividend and interest expenses on short positions.

The Fund will also be responsible for other expenses incurred in connection with its operation, as described in the Prospectus and/or the registration statement.  The Sub-Advisor specifically agrees that with respect to the operation of the Fund, the Sub-Advisor shall be responsible for providing the personnel, office space and equipment, including any investment related software or technology resources, reasonably necessary for the operation of the management of the Sub-Advisor Account.  The Sub-Advisor shall be responsible for all the costs associated with any special meetings of the Trust or shareholders convened due to an assignment of this Agreement by the Sub-Advisor (including, but not limited to, the legal fees associated with preparing a proxy statement and associated mailing and solicitations costs).  Nothing in this Agreement shall alter the allocation of expenses and costs agreed upon between the Fund and the Advisor in the Investment Advisory Agreement or any other agreement to which they are parties.

6.   SUB-ADVISORY FEES.

(a)   For all of the services rendered with respect to the Fund as herein provided, the Advisor shall pay to the Sub-Advisor an annual management fee as set forth in Schedule A (for the payment of which the Fund shall have no obligation or liability) based on the Current Net Assets of the Sub-Advisor Account.  Such fee shall be accrued daily and payable monthly, as soon as practicable after the last day of each calendar month.  In the case of termination of this Agreement with respect to the Fund during any calendar month, the fee with respect to such Sub-Advisor Account accrued to, but excluding, the date of termination shall be paid promptly following such termination.  For purposes of computing the amount of advisory fee accrued for any day, “Current Net Assets” shall mean the Sub-Advisor Account’s net assets as of the most recent preceding day for which the Fund’s net assets were computed.  Upon request, the Advisor will provide the Sub-Advisor with reasonable details of its calculation of the sub-advisory fee for any period.

(b)   If the Sub-Advisor agrees to receive any asset-based fee as compensation for providing services to any open-end management investment company registered under the 1940 Act (a “1940 Act Fund”) on terms that are less favorable to the Sub-Advisor than the sub-advisory fee payable to the Sub-Advisor under this Agreement, then the Sub-Advisor shall promptly notify the Advisor of the terms of such compensation and the Advisor shall have the right to elect, upon written notice to the Sub-Advisor, to require that this Agreement be amended such that the Sub-Advisor will be compensated for its services under this Agreement on substantially the same terms and conditions agreed with respect to such 1940 Act Fund, commencing on the effective date of the agreement with such 1940 Act Fund.

7.   PORTFOLIO TRANSACTIONS.

(a)   Subject to any limitations communicated in writing by the Advisor to the Sub-Advisor from time to time, in connection with the investment and reinvestment of the assets of the Sub-Advisor Account, the Sub-Advisor is authorized to select the brokers, dealers, futures commission merchants, banks and other financial institutions (collectively, “brokers and dealers”) that will execute purchase and sale transactions for the Sub-Advisor Account.  The Sub-Advisor will place all necessary orders with brokers and dealers or issuers, as applicable.  The Sub-Advisor’s primary objective will be to obtain best execution with respect to all such purchases and sales of portfolio securities for the Sub-Advisor Account.  The Sub-Advisor shall maintain records adequate to demonstrate compliance with the requirements of this section.  The Sub-Advisor will effect transactions with those brokers and dealers which it believes provide favorable net prices and are capable of providing efficient executions, taking into consideration, among other things, order size, difficulty of execution, the operational capabilities, facilities and financial condition of the broker or dealer involved, whether that broker or dealer has risked its own capital in positioning a block of securities or other assets, and the prior experience of the broker or dealer in effecting transactions of the relevant types.  Subject to the policies as the Board may determine and communicate to the Sub-Advisor and consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sub-Advisor shall have the right to follow a policy of selecting brokers and dealers who furnish brokerage and research services to the Advisor, the Sub-Advisor and/or their respective affiliated persons, and who charge a higher commission rate to the Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution in instances where the Sub-Advisor shall determine in good faith that the amount of such commission is reasonable in relation to the value of the brokerage and research services provided viewed in terms of that particular transaction or the Sub-Advisor’s overall responsibilities to the Fund or its other advisory clients, and shall make reasonable reports regarding such determination and description of the products and services obtained if so requested by the Fund.  When effecting any transaction in accordance with a specific instruction of the Board or the Advisor, the Sub-Advisor shall be relieved of its duties and obligations under this paragraph in relation to such transaction.

(b)   The Advisor authorizes and empowers the Sub-Advisor to direct the Custodian to open and maintain brokerage accounts for securities and other property, including commodity interests (as defined in the Commodity Exchange Act, as amended), for and in the name of the Fund (all such accounts hereinafter called “brokerage accounts”) and to execute for the Fund as its agent, standard customer agreements with such broker or brokers as the Sub-Advisor shall select as provided above; provided that: (i) in exercising its authority under this paragraph, the Sub-Advisor does not contravene the Investment Guidelines or Prospectus; (ii) in exercising its authority under this paragraph, the Sub-Advisor does not violate the 1940 Act or applicable law; and (iii) should the Sub-Advisor aggregate transactions of the Sub-Advisor with other client accounts managed by the Sub-Advisor, any liability or amounts due from other client accounts will not be attributable or chargeable to the Sub-Advisor Account.

(c)   The Sub-Advisor is authorized to, using such of the securities and other property in the Fund as the Sub-Advisor deems necessary or desirable, direct the Custodian to deposit for the Fund original and maintenance brokerage and margin deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Sub-Advisor deems desirable or appropriate.  The Sub-Advisor shall cause all securities and other property purchased or sold for the Fund to be settled at the place of business of the Custodian or as the Custodian shall direct.  All securities and other property of the Fund shall remain in the direct or indirect custody of the Custodian.  The Sub-Advisor shall notify the Custodian as soon as practicable of the necessary information to enable the Custodian to affect such purchases and sales.

(d)   The Sub-Advisor further shall have the authority to instruct the Custodian (i) to pay cash for securities and other property delivered to the Custodian for the Fund, (ii) to deliver securities and other property against payment for the Fund, and (iii) to transfer assets and funds to such brokerage accounts as the Sub-Advisor may designate, all consistent with the powers, authorities and limitations set forth herein.  The Sub-Advisor shall not have authority to cause the Custodian to deliver securities and other property, or pay cash to the Sub-Advisor except as expressly provided herein.

(e)   Unless specifically permitted by the 1940 Act (and the rules promulgated thereunder) and procedures adopted by the Trust, on behalf of the Fund, the Sub-Advisor agrees that it will not execute any portfolio transactions for the Sub-Advisor Account with a broker or dealer which is (i) an affiliated person of the Fund, the Trust, the Sub-Advisor or the Advisor; (ii) a principal underwriter of the Fund’s shares; or (iii) an affiliated person of such an affiliated person or principal underwriter.  The Sub-Advisor agrees that it will provide the Advisor with a written list of brokers and dealers that are affiliated persons of the Sub-Advisor and will, from time to time, update such list as necessary.  The Advisor agrees that it will provide the Sub-Advisor with a written list of brokers and dealers that are affiliated persons of the Fund, the Trust or the Advisor, a principal underwriter of the Fund’s shares, or an affiliated person of such an affiliated person or principal underwriter and will, from time to time, update such list as necessary.  The Sub-Advisor shall not be deemed to have breached this Section 8(e) if it executes a portfolio transaction for the Sub-Advisor Account with a person or entity that is not known to the Sub-Advisor to be an affiliated person of the Fund, the Trust or the Advisor, a principal underwriter of the Fund’s shares, or an affiliated person of such an affiliated person or principal underwriter.

8.   STANDARD OF CARE; LIABILITY; INDEMNITY; TRADE ERRORS.

(a)   The Sub-Advisor shall use the same skill and care in providing its services hereunder as it uses in providing services to other investment companies, accounts and customers, but shall not be liable for any action taken or omitted to be taken by the Sub-Advisor in the absence of bad faith, willful misconduct, gross negligence or reckless disregard of its duties. Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Trust, the Fund or any shareholder of the Fund may have under any federal securities law or state law.

(b)   The Sub-Advisor shall indemnify the Trust, the Advisor and each of their respective affiliates, agents, controlling persons, directors, members of the Board, partners, officers, employees and shareholders (the “Advisor Indemnified Parties”) against, and hold them harmless from, any costs, expense, claim, loss, liability, judgment, fine, settlement or damage (including reasonable legal and other expenses) (collectively, “Losses”) arising out of any claim, demands, actions, suits or proceedings (civil, criminal, administrative or investigative) asserted or threatened to be asserted by any third party (collectively, “Proceedings”) in so far as such Loss (or actions with respect thereto) arises out of or is based upon (i) any material misstatement or omission of a material fact in information regarding the Sub-Advisor furnished in writing to the Advisor by the Sub-Advisor for use in the Fund’s Prospectus, registration statement, proxy materials or reports filed with the SEC; or (ii) the bad faith, willful misconduct, gross negligence, or reckless disregard of obligations or duties of the Sub-Advisor in the performance of its duties under this Agreement (collectively, “Disabling Conduct”).

(c)   The Advisor shall indemnify the Sub-Advisor and the Sub-Advisor’s affiliates, agents, controlling persons, directors, partners officers, employees and shareholders (collectively, the “Sub-Advisor Indemnified Parties”) against, and hold such Sub-Advisor Indemnified Parties harmless from, any and all Losses (or actions with respect thereto) from any Proceedings arising out of or based upon (i) any material misstatement or omission of a material fact in the Fund’s Prospectus, registration statement, proxy materials or reports filed with the SEC, unless and to the extent such material misstatement or omission was made in reliance upon, and is consistent with, information furnished in writing to the Advisor by any Sub-Advisor Indemnified Party for use therein; or (ii) the Advisor’s bad faith, willful misconduct, gross negligence or reckless disregard of its duties under this Agreement.

(d)   The Sub-Advisor shall not be liable to the Trust, the Advisor, its affiliates, agents, controlling persons, directors, partners, officers, employees or shareholders or to the Trust or its shareholders for (i) any acts or omissions of the Advisor or any other sub-advisor or service provider to the Fund and (ii) acts of the Sub-Advisor which result from or are based upon acts of the Advisor, including, but not limited to, a failure of the Advisor to provide accurate and current information with respect to any records maintained by the Advisor or any other sub-advisor to the Fund, which records are not also maintained by the Sub-Advisor or, to the extent such records relate to the portion of the assets managed by the Sub-Advisor, otherwise available to the Sub-Advisor upon reasonable request, provided, in all cases, that the liability was not attributable to Disabling Conduct on the part of the Sub-Advisor.

(e)   Notwithstanding anything to the contrary in this Agreement, the Sub-Advisor shall not be liable for any Loss suffered by the Trust, the Board or the Advisor (or any of their respective affiliates, agents, controlling persons, directors, officers and employees) arising out of a breach by the Sub-Advisor of any of the Investment Guidelines which was cured within three (3) business days of the Sub-Advisor becoming aware of the occurrence of the breach, except to the extent such breach both (i) violates the Sub-Advisor’s standard of care set forth in this Section 8, and (ii) is the subject of a claim against the Trust, the Board or the Advisor, by any party that results in a direct loss, cost or expense (including damages and reasonable legal expenses) of the Trust, the Board or the Advisor.  For purposes of this paragraph, the term “business day” shall mean any day (except Saturday or Sunday) on which (i) banks in New York are open for business and (ii) the primary market (including over-the-counter markets as well as exchanges) for trading in each applicable asset of the Sub-Advisor Account is open for trading and trading in such asset is not restricted or suspended.

(f)   The Sub-Advisor shall not be deemed by virtue of this Agreement to have made any representation or warranty that any level of investment performance or level of investment results will be achieved.

(g)   For the avoidance of doubt, neither the holders of shares of the Fund nor the members of the Board shall be personally liable under this Agreement.

(h)   Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of an action or claim as to which indemnity is or may be available under this Section 8, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim if a claim for indemnity in respect of such action or claim may be made against the indemnifying party under this Section 8; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under this Section 8 or otherwise (except where such omission shall have materially prejudiced the indemnifying party).  In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim.

(i)  In any action or claim as to which indemnity is or may be available under this Section 8 and in which the indemnifying party has chosen to participate, an indemnified party may retain its own counsel, in which case the indemnified party shall be responsible for any legal, accounting and other fees and expenses reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim, provided that if an indemnified party shall determine (upon advice of counsel) that its interests in connection with such action or claim are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, or the indemnifying party chooses not to participate in any action or claim, the indemnifying party shall be responsible for any legal, accounting and other fees and expenses reasonably incurred by or on behalf of the indemnified party in connection with investigating or defending such action or claim.  In no event shall an indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or claim or in connection with separate but similar or related actions or claims in the same jurisdiction arising out of the same general allegations.

(j)   No compromise or settlement of any claim may be effected by an indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of any law, rule or regulation or any violation of the rights of any person, (B) each indemnified party is unconditionally released from all liability arising therefrom and (C) the sole relief provided is monetary damages that are paid in full by the indemnifying party.

(k)   The indemnified parties shall cooperate with the indemnifying party in connection with any such action or claim and shall make all personnel, books and records relevant to such action or claim available to the indemnifying party and grant such authorizations or powers of attorney to the agents, representatives and counsel of the indemnifying party as the indemnifying party may reasonably consider desirable in connection with the defense of any such action or claim.

(l)   Nothing in this Section 8 shall be construed as a waiver of rights under federal or state securities laws.

(m)   If any trading errors occur in the handling of transactions for the Sub-Advisor Account due to the Sub-Advisor’s actions or inaction (each, a “Sub-Advisor Trade Error”), the Sub-Advisor shall seek to identify and correct any such Sub-Advisor Trade Errors as promptly as practicable.  Notwithstanding anything to the contrary in this Agreement, in the event of any Sub-Advisor Trade Errors, the relevant transactions shall be corrected and the Sub-Advisor shall be responsible for any loss or expense resulting from such Sub-Advisor Trade Errors.  Sub-Advisor Trade Errors include, but are not limited to, (i) erroneous orders by the Sub-Advisor for the Sub-Advisor Account that result in the purchase or sale of securities that were not intended to be purchased or sold and (ii) erroneous orders by the Sub-Advisor that result in the purchase or sale of securities for the Sub-Advisor Account in an unintended amount or price.  In the event of any conflict between this Section 8(k) and any other section of this Agreement, this Section 8(k) shall govern.

9.   TERM AND TERMINATION OF THIS AGREEMENT; NO ASSIGNMENT.

(a)   This Agreement shall go into effect as to the Fund at the time the Fund commences operations pursuant to an effective amendment to the Trust’s registration statement under the Securities Act of 1933, as amended, and shall remain in effect for two years from the date thereof unless sooner terminated as hereinafter provided.  This Agreement shall continue in effect thereafter for additional periods not exceeding one (l) year so long as such continuation is approved for the Fund at least annually by (i) the Board or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Trustees of the Trust who are not parties to this Agreement nor interested persons thereof, cast in person at a meeting called for the purpose of voting on such approval.  The terms “majority of the outstanding voting securities” and “interested persons” shall have the meanings as set forth in the 1940 Act.

(b)   This Agreement may be terminated by the Trust on behalf of the Fund at any time without payment of any penalty, by the Board, by the Advisor, or by vote of a majority of the outstanding voting securities of the Fund without the payment of any penalties, in each case upon sixty (60) days’ written notice to the Sub-Advisor, and by the Sub-Advisor upon sixty (60) days’ written notice to the Fund and the Advisor.  In the event of a termination, the Sub-Advisor shall cooperate in the orderly transfer of the Fund’s affairs and, at the request of the Board or the Advisor, transfer any and all books and records of the Fund maintained by the Sub-Advisor on behalf of the Fund.

(c)   This Agreement shall terminate automatically in the event of any transfer or assignment thereof, as defined in the 1940 Act.

(d)   This Agreement will also terminate in the event that the Investment Advisory Agreement is terminated.

10.   OTHER SERVICES OF THE SUB-ADVISOR.

The Sub-Advisor shall provide investment advisory services to the Sub-Advisor Account on a non-exclusive basis.  In particular, the Advisor hereby acknowledges and agrees that, during the term of this Agreement and subject to the Advisor’s fiduciary duty under the Advisers Act, the Sub-Advisor and its affiliated persons trade or may trade for their own accounts (or the accounts of family members, friends or investment vehicles established for the benefit of any of such persons) or the accounts of other persons.  Such other accounts include investment companies, funds, vehicles and accounts managed or advised by the Sub-Advisor or its affiliated persons (each, including the Sub-Advisor Account, a “____ Fund”) with investment objectives and strategies that are the same as, or overlap with, those of the Sub-Advisor Account and may include ____ Funds in which affiliated persons of the Sub-Advisor have substantial ownership interests from time to time.  In addition, in their respective trading for proprietary and other accounts, the Sub-Advisor and its affiliated persons may take positions that are the same as or different from those taken on behalf of the Sub-Advisor Account in accordance with the Sub-Advisor’s internal policies.

11.   AGGREGATION OF ORDERS.

Nothing in this Agreement shall preclude the combination of orders for the sale or purchase of securities of the Sub-Advisor Account with those for other accounts managed by the Sub-Advisor or its affiliates.  On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Sub-Advisor Account as well as other clients of the Sub-Advisor, the Sub-Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution.  Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner which the Sub-Advisor considers to be equitable and consistent with its fiduciary obligations to the Sub-Advisor Account and to its other clients over time.  The Advisor acknowledges that in some cases the foregoing may adversely affect the size of a position obtainable for the Sub-Advisor Account and that aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

12.   NO BORROWING.

The Sub-Advisor agrees that neither it nor any of its officers or employees shall borrow from the Fund or pledge or use the Fund’s assets in connection with any borrowing not directly for the Fund’s benefit.  For this purpose, failure to pay any amount due and payable to the Fund (other than any amount due and payable under Section 8) for a period of more than thirty (30) days shall constitute a borrowing.

13.   AMENDMENT.

No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all parties hereto.

14.   SEVERABILITY.

If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect.

15.   NONPUBLIC PERSONAL INFORMATION.

Notwithstanding any provision herein to the contrary, the Sub-Advisor hereto agrees on behalf of itself and its directors, trustees, shareholders, officers, and employees (1) to treat confidentially and as proprietary information of the Fund (a) all records and other information relative to the Fund’s prior, present, or potential shareholders (and clients of said shareholders) and (b) any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “G-L-B Act”), and (2) except after prior notification to and approval in writing by the Trust, not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, or as otherwise permitted by Regulation S-P or the G-L-B Act, and if in compliance therewith, the privacy policies adopted by the Trust and communicated in writing to the Sub-Advisor.  Such written approval shall not be unreasonably withheld by the Trust and may not be withheld where the Sub-Advisor may be exposed to civil or criminal contempt or other proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

16.   ANTI-MONEY LAUNDERING COMPLIANCE.

The Sub-Advisor acknowledges that, in compliance with the Bank Secrecy Act, as amended, the USA PATRIOT Act, and any implementing regulations thereunder (together, “AML Laws”), the Trust has adopted an Anti-Money Laundering Policy.  The Sub-Advisor agrees to comply with the Trust’s Anti-Money Laundering Policy as delivered to the Sub-Advisor from time to time, and the AML Laws, as the same may apply to the Sub-Advisor, now and in the future.  The Sub-Advisor further agrees to provide to the Trust and/or the Fund’s administrator such reports, certifications and contractual assurances as may be reasonably requested by the Trust.  The Trust may disclose information regarding the Sub-Advisor to governmental and/or regulatory or self-regulatory authorities to the extent required by applicable law or regulation and may file reports with such authorities as may be required by applicable law or regulation.

17.   CONFIDENTIALITY.

(a)   Each party expressly undertakes to protect and to preserve the confidentiality of all information and know-how made available under or in connection with this Agreement, or the parties’ activities hereunder that is either designated as being confidential, or which, by the nature of the circumstances surrounding the disclosure, ought in good faith be treated as proprietary or confidential (the “Confidential Information”).  The Sub-Advisor understands that the Trust is required by law to make certain public disclosures of the holdings, performance and other information regarding the Sub-Advisor Account.  Except as is otherwise publicly known or ascertainable from public sources, is required by law, or is expressly permitted under the Trust's policies on disclosure of portfolio holdings, the Advisor and the Trust will not otherwise disclose to any person the portfolio holdings of the Sub-Advisor Account.  The Advisor understands that the amount and annual percentage rate of the sub-advisory fee payable hereunder with respect to the Sub-Advisor Account is Confidential Information with respect to the Sub-Advisor and the Advisor must treat them as such under this Section 17, and no public disclosure of the amount or annual percentage rate of the sub-advisory fee payable hereunder with respect to the Sub-Advisor Account will be made unless such disclosure is expressly required by Relevant Law or by the SEC in a written communication to the Trust and/or the Advisor.  Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own confidential information to keep confidential the Confidential Information.  Neither party shall disclose Confidential Information except:  (i) to its affiliates, employees, agents, consultants, legal advisors, representatives or auditors (collectively, “Representatives”) having a need to know such Confidential Information; (ii) in accordance with a judicial or other governmental order or when such disclosure is required by law, provided that prior to such disclosure the receiving party shall provide the disclosing party with written notice and shall comply with any protective order or equivalent; or (iii) in accordance with a regulatory audit, examination, inquiry or request, without prior notice to the disclosing party, provided that the receiving party shall obtain a confidentiality undertaking from the regulatory agency where reasonably practicable.

(b)   Neither party will make use of any Confidential Information except as expressly authorized in this Agreement or as agreed to in writing between the parties.  However, the receiving party shall have no obligation to maintain the confidentiality of information that:  (i) it received rightfully from another party prior to its receipt from the disclosing party; (ii) is or subsequently becomes publicly available without the receiving party’s breach of any obligation owed the disclosing party; or (iii) is independently developed by the receiving party without reliance upon or use of any Confidential Information.  Each party’s obligations under this clause shall survive for a period of three (3) years following the expiration or termination of this Agreement.

(c)   The Advisor shall not use or permit any of its Representatives to use any information regarding portfolio holdings of the Sub-Advisor Account to trade for its own account or for the account of any other person or try to “reverse engineer” the investment and trading methodologies and strategies of the Sub-Advisor.

(d)   Each party agrees to be legally responsible for any material breach of this Section 17 by any of its Representatives and hereby assumes all liability for damages relating to or arising out of any such breach.  Each party further agrees that money damages would not be a sufficient remedy for any material breach of this Section 17 by either party or its respective Representatives, and that, in addition to all other remedies, each party will be entitled, as a matter of right and without the need to prove irreparable injury, to specific performance and injunctive relief or other equitable relief as a remedy for any such material breach of this Section 17, and further waives, and agrees to cause its affiliates to waive, any requirement for the securing or posting of any bond in connection with such remedy.

(e)   Notwithstanding anything herein to the contrary, (i) each party to this Agreement may disclose any information with respect to the United States federal income tax treatment and tax structure (and any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transaction) of the transactions contemplated hereby, and (ii) the Sub-Advisor may disclose information regarding the Sub-Advisor Account’s performance information, aggregated risk metrics and any similar information to any third party (other than the portfolio holdings of the Sub-Advisor Account); provided, that when disclosing such information, the Sub-Advisor may not identify the Fund or the Advisor by name in any disclosure thereof that is made in writing.

18.   USE OF NAMES.

(a)           The Sub-Advisor from time to time shall make available, without charge to the Advisor or the Trust, any marks or symbols owned by the Sub-Advisor (the “Mark”), including marks or symbols containing the Mark or any variation thereof, to use in the Fund’s Prospectus and/or Fund sales literature.  Upon termination of this Agreement, the Advisor and the Trust must promptly cease use of the Mark.

(b)           During the term of this Agreement and after its termination, the Sub-Advisor shall not use the name of the Fund, the Advisor or Natixis or any combination or derivation thereof in any material relating to the Sub-Advisor in any manner not approved prior thereto in writing by the Advisor.  Notwithstanding the foregoing, the Sub-Advisor may disclose its relationship with the Advisor and the Fund in specific marketing materials to prospective accounts and include the Sub-Advisor Account’s performance in calculating composites.

(c)           The Sub-Advisor shall not use the name of the Trust or the Fund on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved by the Trust prior thereto in writing; provided however, that the approval of the Trust shall not be required for the use of the Trust’s or Fund’s name which merely refers in accurate and factual terms to the Trust or Fund in connection with the Sub-Advisor’s role hereunder or which is required by any appropriate regulatory, governmental or judicial authority; and further provided that in no event shall such approval be unreasonably withheld or delayed.

19.   NOTICES.

Notices and other communications required or permitted under this Agreement shall be in writing, shall be deemed to be effectively delivered when actually received, and may be delivered by US mail (first class, postage prepaid), by facsimile transmission, electronic mail, by hand or by commercial overnight delivery service, addressed as follows:

ADVISOR:
Aurora Investment Management L.L.C.
300 North LaSalle Street, 52nd Floor
Chicago, IL 60654
Attn: General Counsel
Email: Legal@aurorallc.com

SUB-ADVISOR:

__________

With a copy, in the case of notices pursuant to Section 8, to:

________

FUND:
Trust for Professional Managers
On behalf of the Aurora Horizons Fund
615 East Michigan Street, 2nd Floor
Milwaukee, WI 53202
Attn: Rachel A. Spearo

20.   GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without giving effect to the conflict of laws principles thereof; provided that nothing herein shall be construed to preempt, or to be inconsistent with, any federal law, regulation or rule, including the 1940 Act and the Advisers Act and any rules and regulations promulgated thereunder.

21.   INTERPRETATION AND DEFINITION OF TERMS.

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act.  When the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.  Without limiting the generality of the foregoing, the term “affiliated person” as used in this Agreement shall have the meaning assigned to it by Section 2(a) of the 1940 Act.  In addition, the parties hereto agree that in no event shall any portfolio company of any ____ Fund be considered an “affiliate” of the Sub-Advisor for purposes of this Agreement.

22.   ASSIGNMENT.

This Agreement may not be assigned (within the meaning of the 1940 Act) by any party, either in whole or in part, without the prior written consent of each other party.

23.   MULTIPLE ORIGINALS; FACSIMILE AND ELECTRONIC SIGNATURES.

This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.  Facsimile or electronic signatures on this Agreement shall be as effective and binding as original signatures.

24.   NO THIRD PARTY BENEFICIARIES.

Except as provided in Section 8 with respect to the beneficiaries of the indemnification provisions set forth therein, this Agreement is not intended to and does not convey any rights to persons not a party to this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day first set forth above.

AURORA INVESTMENT MANAGEMENT L.L.C. By: ___________________________________ Name: Scott C. Schweighauser Title: Partner & Portfolio Manager

[Sub-Advisor] By: _______________ By: ___________________________________ Name: _________________________________ Title: __________________________________

SCHEDULE A

SUB-ADVISORY FEES

Series of Trust for Professional Managers	Fee Rate as a Percentage of Current Net Assets of the Sub-Advisor Account
Aurora Horizons Fund Sub-Advisor: _________	The applicable fee rate shall be:

EXHIBIT I

FORM OF DAILY TRADE FILE